Exhibit 11

Computation of per share loss June 30, 1999

Loss for the year                                                  $2,467,328


                                        ----------------------------------------
                                                       12 months
                                                   Months outstanding
                                        ----------------------------------------

Common shares beginning of the year         4,981,313               4,981,313
Issue of common shares

         July 1998                             11,000      12          11,000
         November 1998                        219,999       8         146,666
         December 1998                        240,000       7         140,000
         March 1999                            81,782       4          27,264
         May 1999                              50,000       2           8,333
         June 1999                             50,000       1           4,167
                                          -----------             -----------
Common shares end of year                   5,634,094               5,318,743

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Loss per common share                                                   $0.46